Exhibit 32-3

              Certificate Pursuant to Section 1350 of Chapter 63 of
                          Title 18 United States Code

         The undersigned officer hereby certifies, as to the Quarterly Report on Form 10-Q of Commonwealth Edison Company for the quarterly period ended September 30, 2003, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Edison Company.


     Date:  October 29, 2003                  /s/ Michael B. Bemis
                                              --------------------
                                              Michael B. Bemis
                                              President
                                              Exelon Energy Delivery